Exhibit 10.16

Brand Use and Management Entrustment Contract

Party A: 7 Days Inn (Shenzhen) Co., Ltd.

Party B: Wuxi Shenglong Hotel Management Co., Ltd.

Pursuant to the Contract Law of the People’s Republic of China and related laws, Party A and Party B hereby enter into this contract after consultation with respect to Party B’s use of Party A’s brand.

I. Terms on Brand Use and Management Entrustment

(I) Brand Use

1. Preamble

(1) 7 Days Inn, a trademark registered in China, is protected under PRC law. 7 Days Inn (Shenzhen) Co., Ltd. owns the proprietary right to license and use the trademark “7 Days Inn”.

(2) The term “7 Days Inn” means “7 Days Inn Concept”, “7 Days Inn Trademark” and “7 Days Inn Standard”, either individually or collectively.

(3) The term “7 Days Inn Trademark” means the various “7 Days Inn” service marks and all intellectual property rights in a broad sense used for identifying “7 Days Inn” services or its related services such as trademarks, trade names, brand names, co-used names, designs and logos, including the copyrights in “7 Days Inn” trademarks, trade names, brand names, co-used names, designs and logos or the copyrights used in connection therewith.

(4) The term “7 Days Inn Standard” means all standards, criteria, handbooks, guidelines, plans, specifications, instructions, drawings, drafts, graphs, designs or other document patterns adopted or revised by Party A from time to time, and the applicable standards and all other requisite standards that should be adopted during the relevant period relating to quality, equipment, materials, appearance, dimensions, designs, personnel arrangements, services, procedures and other aspects for the purpose of describing and regulating the construction, fitting-out and/or operation of the “7 Days Inn” managed hotels.

(5) The term “Intellectual Property Rights” means any intellectual property rights owned by Party A and used in managed hotels, including the rights to use “7 Days Inn” for the operation and management of managed hotels according to the terms specified herein, and the copyrights in all written materials prepared and provided by Party A for use by Party B in according with the provisions hereof.

2. Upon the execution of this contract, Party B shall acknowledge and comply with the terms hereof. Except for the brand name “7 Days Inn” to be used by Wuxi Shenglong Hotel Management Co. Ltd., as agreed upon by the parties hereto, located at Building 6, No. 29 Hanchang Street North, Wuxi City, Party B may not, directly or indirectly, use or authorize any third party to use Party A’s brand name in any other territory.

3. The use of the “7 Days Inn” trademark shall be limited to the hotel agreed upon by Party A and Party B.

4. Party B shall not join any organization which is in the industry of 7 Days Inn and is competitive to 7 Days Inn, nor shall Party B use any identical or similar or confusingly approximate trademarks, service marks, specific names and other business symbols and operational and technical assets, otherwise Party A shall have the right to terminate this contract at its sole option.

5. Party B shall not in any way insinuate or damage the goodwill in “7 Days Inn”.

6. Party B’s hard and soft facilities shall meet the various standards of “7 Days Inn”.

7. The name of the chain hotel is a way to use the “7 Days Inn” trademark which shall be generally displayed as 7 Days Inn + city name + name of a road or landmark building + hotel. The licensed trademark and the name of the chain hotel shall not be used in enterprise name registration and shall indicate no entitlement to a legal subject.

8. If any ownership of or any right to use or operate Party B’s assets is conveyed or there is any change of the enterprise type of Party B, Party A shall have the right to decide on a continuance or termination of the trademark licensing or a continuance or termination of the operation of the managed hotel. In the event of Party B’s dissolution (or bankruptcy), termination of operation, merger with or acquisition by any other party/parties, conveyance of ownership of (or right to use or operate) its assets, change of enterprise type, or change of shareholdings, material organizational alteration, management change and other circumstances affecting Party B’s operating rights, Party A may terminate this contract at its sole option.

(II) Management Entrustment

1. Whereas Party A is a hotel chain enterprise which has gained publicity and been widely recognized by consumers and has extensive experience in hotel management, to make best of Party A’s advantages, Party B has decided to entrust Party A to take on the operation and management of its company. Party A indicates to accept the entrustment, exercise the management rights pursuant to laws and the provisions hereof, lead the company under its management onto the ordinary course as soon as practical and ultimately achieve profit maximization.

2. The scope of entrusted matters shall include:

(1) day-to-day operation and management and external affairs of the company;

(2) recruitment and training of the management of the company;

(3) other issues in the day-to-day operation and management of the company.

II. Party A’s Rights and Obligations

(I) Brand Use

1. Party A shall license the “7 Days Inn” trademark to be used by the hotel agreed upon by the parties and name such hotel.

2. Party A shall provide the hotel agreed upon by the parties with the proposal with respect to the exterior and floor layout of the building to meet the “7 Days Inn” requirements of overall image consistency, guest-friendliness and facilitating operation and exercise supervision and inspection and offer guidance and assistance during the construction process.

3. Party A shall have the right to maintain the visual image and brand goodwill of the hotel agreed upon by the parties and to conduct uniform promotion for the hotel chain.

4. Party A shall have the right to request Party B to correct any act detrimental to the image of “7 Days Inn” and punish the responsible person(s).

5. If the brand management of the hotel fails to meet the standards, Party A shall have the right to request Party B to remedy such failure within a specific time period. If Party B fails to do so, Party A may terminate this contract at its sole option.

6. Party A shall be entitled to a royalty as agreed upon by both parties.

(II) Management Entrustment

1. Party A shall manage the company within the scope of entrustment pursuant to laws and communicate timely with Party B on any unspecified issues so as to properly deal with such issues.

2. Party A may carry out management activities on its own within the scope of entrustment free from Party B’s interference.

3. Party A shall keep Party B up-to-date with the operation of the company by timely communicating the operation and management results to Party B.

4. Party A shall be entitled to a management fee as agreed upon by both parties.

III. Party B’s Rights and Obligations

(I) Brand Use

1. Party B shall organize its operation and use in a uniform manner the “7 Days Inn” names, trademarks, logos and the items with such names and logos, consistent with the operational, managerial and technical standards of “7 Days Inn”.

2. Party B shall submit itself to the direction and supervision by 7 Days Inn (Shenzhen) Co., Ltd. with respect to the floor layout, exterior and inner and outer decoration and design of the hotel agreed upon by the parties to make the hotel structure and its inner and outer fitting-out and decoration consistent with the standards and requirements of 7 Days Inn (Shenzhen) Co., Ltd.

3. Party B shall not damage the reputation of Party A and its other chain hotels, nor shall Party B interfere with the business of Party A and its other chain hotels. Party B shall proactively maintain the goodwill in “7 Days Inn”. Party B warrants that it shall not divulge to any third party the computer software, operation-related materials, management technology and any other Intellectual Property Rights relating to “7 Days Inn”, nor shall it assist any third party to imitate the “7 Days Inn” trademarks, business names and operational technology, otherwise Party A shall have the right to terminate this contract at its sole option. The confidentiality obligations specified in this provision shall survive the termination of this contract.

4. Unless consented to or requested by Party A in writing, Party B shall not apply for a registration of any Intellectual Property Rights, or operate beyond the business scope as agreed by the parties, or incorporate any Intellectual Property Rights in Party B’s name or brand (if any).

5. Party B shall not become or be deemed to be an agent or representative of Party A by entering into this contract, nor shall Party B, without Party A’s prior written consent, directly or indirectly create or cause any liabilities to which Party A is bound by entering into any agreement or otherwise implicitly.

6. Party B shall pay a royalty as agreed upon by both parties.

(II) Management Entrustment

1. Party B shall deliver the property to be managed as agreed herein and respect Party A’s management.

2. Party B shall offer support and cooperation in Party A’s ordinary management activities, provide Party A with any relevant documents and materials and conduct relevant coordinating works.

3. Party B shall inspect and review Party A’s management activities on an irregular basis and timely notify Party A of any problem identified for an appropriate solution and correction of such problem.

4. Party B shall pay a management fee as agreed upon by both parties.

IV. Term

This contract shall have a term of ten (10) years, commencing from the date of issuance of Party B’s business license, March 14, 2006, till March 14, 2016.

V. Contract Price and Payment

During the term of this contract, Party B shall annually pay Party A a royalty and a management fee at the rate of 15% of Party B’s pre-tax profit. The payment for the first half of a given year shall be preliminarily settled in July based on the operation results of that period and the payment for that whole year shall be fully settled in January of the following year. Any failure of Party B to make such payment as stated above within the defined period of time shall be deemed a breach hereunder and Party A shall have the right to terminate this contract at its sole option.

VI. Liability for Breach

1. During the term of this contract, a failure of either party to perform its obligations shall be deemed a breach hereof, in which case the non-breaching party may send a written notice stating such breach and make a claim for compensation against the breaching party. This contract and the rights and obligations of Party B hereunder may not be assigned, mortgaged or sub-licensed without Party A’s prior written consent.

2. If the brand goodwill in “7 Days Inn” is injured for any reason attributable to Party B, Party B shall compensate Party A RMB500,000 for its losses in brand reputation.

3. If either party hereto becomes bankrupt or is involved in any debt issue, or for any other reasons, affecting the efficient operation of the hotel and inflicting losses on the other party, such other party may terminate this contract upon a written notice to the inflicting party, effective 60 days after the notice is delivered.

4. Party B shall be deemed to commit a breach hereunder if it fails to cease the use of the signage of “7 Days Inn” and all items labeled with “7 Days Inn” trademarks and logos or fails to unconditionally and completely return to Party A all its operation-related materials and technical documentations within 15 days of the termination of this contract and Party B shall pay to Party A liquidated damages in the amount of RMB300,000. Party A shall also have the right of recourse over such documents, materials and other Intellectual Property Rights and Party B shall compensate Party A for its losses in connection therewith.

VII. Termination

If Party B requests a continued use of the brand after the expiry of this contract, it shall make such request in writing with Party A within 60 days prior to the expiry date of this contract. If Party A agrees with such continued use, both parties shall renew this contract. If Party A disagrees with the continued use or Party B makes no request with Party A, this contract shall terminate on its date of expiry.

VIII. Liabilities of the Parties after Termination

1. As of the date of revocation or termination of this contract, Party B shall cease to use Party A’s trademarks, names, service marks, logos, systems, handbooks, telephone numbers, copyrights or any other items in connection with the brand operation. Upon receipt of a notice from Party A, Party B shall return the above items to Party A within 48 hours or destroy the same under the on-site supervision of Party A and warrants it will no longer use them.

2. Party B shall pay various expenses due and payable at that time into a bank account designated by Party A within 30 days of the termination of this contract.

3. Party B shall no longer be entitled to any rights under this contract.

4. Party A shall have the right to remove from the hotel of Party B all technical support software owned by Party A including hotel management system and central voice operator desk system and enter the hotel of Party B to recover all articles and equipment solely owned by Party A.

5. If Party B’s use of “7 Days Inn” of Party A leads to any claim of ownership or interest made by a third party against Party A’s trademarks and operation and management system, Party B shall immediately notify Party A of such claim and provide Party A with all assistance and materials necessary for making the relevant defence. If Party A decides to initiate an action, Party B shall at all times offer necessary assistance and shall not acknowledge any claim or reconciliation or make any other disposal that may adversely affect Party A’s rights and interests.

IX. Dispute Resolution

Any objection or disagreement between the parties arising from the performance of this contract shall be resolved through consultation. If no resolution can be made through consultation, either party may file a lawsuit with a people’s court at the locality of Party A.

During the course of the litigation, each party hereto shall continue to perform its other obligations hereunder except for any issue in dispute.

X. Miscellaneous

1. This contract shall take effect upon the execution by both parties.

2. This contract shall be made in four counterparts of equal force and Party A and Party B shall each hold two of them.

3. This contract and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the People’s Republic of China.

Party A: 7 Days Inn (Shenzhen) Co., Ltd. (common seal)

Representative:

Address:

Date:

Party B: Wuxi Shenglong Hotel Management Co., Ltd. (common seal)

Representative: (illegible signature)

Address:

Date: